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                                                                     EXHIBIT 5.1

                                 January 4, 1999



The Robert Mondavi Corporation
841 Latour Court
Napa, CA 94558


RE:     REGISTRATION STATEMENT ON FORM  S-8
        REGISTRATION OF 750,000 SHARES OF CLASS A COMMON STOCK

Ladies and Gentlemen:

        In my capacity as General Counsel of The Robert Mondavi Corporation, a California corporation (the "Company"), I have represented the Company in connection with the registration with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") of 750,000 shares of Class A Common Stock, without par value ("Common Stock"), to be sold by the Company pursuant to its Amended and Restated 1993 Equity Incentive Plan.

        Based upon such investigation as I deemed necessary for purposes of this opinion, I am of the opinion that the shares of Common Stock have been duly and validly authorized by the Company, and that the shares of Common Stock, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

        I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               /s/ MIKE BEYER
                                               ------------------------
                                               Mike Beyer
                                               Senior Vice President
                                               General Counsel